                                                                    EXHIBIT 10.8


                  SOFTWARE LICENSE AND DISTRIBUTION AGREEMENT


     This agreement is entered into and effective as of this 10th day of May, 1996 (hereinafter the "Effective Date") by and between Interlink Computer Sciences and its Affiliates and Subsidiaries (hereinafter referred to as Interlink), with offices at 47370 Fremont Boulevard, Fremont, California 94538; and Legato Systems, Inc., and its Affiliates and Subsidiaries (hereinafter referred to as Legato), with office at 3145 Porter Drive, Palo Alto, California 94304.

                                WITNESSETH THAT:

     WHEREAS, Legato owns or has the right to license certain computer software storage and retrieval programs known as Networker which operate in a networked computer environment and Interlink owns or has the right to license certain computer software storage and retrieval programs known as Harbor which operate in a mainframe computer environment; and

     WHEREAS, the parties desire to obtain certain rights, as hereinafter described, to the other's programs such that Interlink will be able to offer customers an solution to data storage and retrieval needs in which the networked system and mainframe system can operate together on an enterprise-wide level (an "Enterprise Solution"); and

     WHEREAS, each party is willing to grant such rights to the other party on the terms and conditions of this Agreement;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound by the provision hereof, hereby agree as follows:

1.   DEFINITIONS.
     -----------

     1.1 GENERAL. Words shall have their normally accepted meanings as employed
         -------
in this Agreement. The word "shall" is mandatory, the word "may" is permissive, the word "or" is not exclusive, the words "includes" and "including" are not limiting and singular includes the plural and visa versa.

     1.2 "Networker Software" shall mean Legato's computer programs which operate with and interface to Legato's Networker reference ports, including all Corrections and Updates thereto and all translations thereof made by Legato. The Networker Software is more specifically identified in the Specifications (Addendum A).

     1.3 "Networker Documentation" shall mean all visually and/or machine readable materials developed by or for Legato for use in connection with the Networker Software including revisions, new and corrected documents and translation. Networker Documentation is more specifically identified in Addendum A.

                      [CONFIDENTIAL TREATMENT REQUESTED]

     1.4 "Subsidiary" shall mean a corporation, company or other entity in which fifty-percent (50%) or more of the outstanding voting control is, now or hereafter, owned or controlled, directly or indirectly, by a party.

     1.5 "Affiliate" shall mean a corporation, company or other entity which, now or hereafter, controls or is controlled by a party, provided that such controlling interest is more than ten percent (10%) but less than fifty percent (50%) of the outstanding voting control.

     1.6 "Third Party" shall include any party, including dealers, value added resellers, distributors and manufacturers other than Legato or Interlink or their Subsidiaries and Affiliates.

     1.7 "End User" shall mean the customers who are granted a license which includes the right to use a software product internally and not for further distribution.

     1.8 "Corrections" shall mean changes made in the applicable software product to correct errors or defects in the software or make it conform to its specifications.

     1.9 "Update" shall mean a release of the applicable software product subsequent to the initial delivery which incorporates (i) accumulated Corrections, (ii) contains new features or functionality (iii) improves performance or (iv) has been modified to operate with other software products or with other operating systems or platforms, together with new or revised Documentation which properly describes the updated software.

     1.10 "Source Code" shall mean software in symbolic programming language(s) in human-readable.

     1.11 "Object Code" shall mean the machine executable form of software which results from the compilation and/or assembly of Source Code.

     1.12 "Harbor Agent for Networker" or "Harbor Agent" shall mean the software module to be developed by Interlink pursuant to Section 2. 1 which will permit interoperability between the Networker Software and Interlink's Harbor software products including all Corrections and Updates thereto provided by Interlink to Legato.

2.   DEVELOPMENT AND LICENSE OF HARBOR AGENT
     ---------------------------------------

     2.1  Development. Interlink will use reasonable commercial efforts to
          -----------
develop and deliver the Harbor Agent for Networker to Legato and to ensure compatibility of the Harbor Agent for Networker with Legato's server products for Solaris, AIX, HP-UX, NT and Netware operating environments for the duration of this Agreement. Interlink has sole ownership of the Harbor Agent for Networker.

     2.2  Delivery of Networker Source Code and Technical Assistance. Promptly
          ----------------------------------------------------------
after the Effective Date Legato shall deliver, in English and in reproducible form, the Networker Source Code and Networker Documentation to Interlink. Legato hereby grants to Interlink a limited license to use the Networker Source Code for the purposes of developing and maintaining the Harbor Agent for Networker. Legato will provide Interlink with all technical assistance reasonably requested by Interlink to complete the development of the Harbor Agent.

     2.3  Distribution of Harbor Agent.
          ----------------------------

          (a) License to Legato. Interlink hereby grants to Legato a worldwide,
              -----------------
perpetual, royalty-free, exclusive (subject to the limitations described in (b) below) license to integrate the Harbor Agent for Networker into the Networker Software and to copy and distribute the Harbor Agent, directly or through distributors, as integrated into the Networker Software. Legato may not distribute the Harbor Agent on a standalone basis. Interlink reserves all rights not expressly granted herein.

          (b) Distribution by Legato. Legato shall integrate the Harbor Agent
              ----------------------
into the Networker Software and make any modifications to the Networker Software required to cause the Harbor Agent to operate in accordance with Interlink's specifications. After successful completion of such integration, every copy of the Networker Software for Solaris, AIX, HP-UX, NT and Netware operating environments distributed by Legato during the term of this Agreement shall include the Harbor Agent as a selectable option, including copies distributed as Updates or Corrections to existing customers. If Interlink requests that Legato provide the Harbor Agent to any then-existing Networker customer and Legato refuses or fails to do so within 5 business days, then Interlink shall have the right to provide a copy of the Harbor Agent to such customer. Legato will refer all customer inquiries regarding an Enterprise Solution to Interlink. At such time as Interlink licenses its Harbor software products to a customer which has licensed the Networker Software containing the Harbor Agent, Interlink will enable the Harbor Agent. Interlink will notify Legato that the Harbor Agent has been enabled within a reasonable time period so that Legato may invoice the customer for license fees, if any, relating to the Harbor Agent.

     2.4  Maintenance of Networker Source Code and Fee.
          --------------------------------------------

          (a) Maintenance Releases. Legato shall promptly inform Interlink and
              --------------------
shall keep Interlink advised of the status of all Corrections and Upgrades being developed by or for Legato for the Networker Software and Networker Documentation. When any such Corrections or Updates have been completed by Legato, but prior to commercial release, Legato shall provide to Interlink one
(1) copy of the Networker Software in Source Code form and Object Code form incorporating such Corrections or Updates. In any event, Legato shall provide such Corrections and Updates to Interlink no later than the time they are provided to any Third Party. Legato shall provide Interlink access to Legato's Source Control System for the purposes of providing advanced access to Corrections and Updates. At a minimum, a "bug" list shall be made available for Interlink's review on a quarterly basis.

          (b) Translations. If any portion of the Networker Software or
              ------------
Networker Documentation is translated or nationalized by or for Legato, Legato shall notify Interlink of the availability of such version and, if requested by Interlink, Legato shall, within thirty (30) days of such request, deliver two
(2) copies of such translated or nationalized version to Interlink.

          (c) Source Maintenance Fee. In exchange for continuing access to the
              ----------------------
Networker Source Code, Interlink shall pay Legato an annual maintenance fee of $[*]. Such fee shall be required for the first year from the Effective Date of this Agreement and will be at Interlink's option after such period. If Interlink fails to pay the annual maintenance fee, Interlink will promptly return the Networker Software Source Code to Legato and shall have no further rights to access such Source Code.

     2.5  Maintenance and Technical Support for Harbor Agent.
          --------------------------------------------------

          (a) Technical Support. Legato will provide first level support to its
              -----------------
customers relating to the Harbor Agent and will not refer any inquiries directly to Interlink. Interlink will provide back up support to Legato by providing telephone consulting services to Legato's designated personnel during Interlink's standard technical support hours provided to its own customers to assist such personnel in resolving problems, obtaining clarification relating to the Harbor Agent, and providing assistance regarding suspected defects or errors in the Harbor Agent. Interlink will respond to inquiries and requests from Legato and provide corrections or workarounds within its standard response time guidelines which are attached as Addendum B. Where necessary in Interlink's discretion, Interlink will provide such support directly to the End User.

          (b) Maintenance. Interlink will provide Legato with Updates and
              -----------
Corrections of the Harbor Agent from time to time and Legato will promptly distribute such Updates and Corrections to all customers. Legato shall provide Interlink with such technical assistance as is reasonably requested by Interlink in maintaining the Harbor Agent.

          (c) Maintenance Fees for Interlink Support. In exchange for
              --------------------------------------
Interlink's technical support as described in Section (b) above, Legato shall pay Interlink [*]% of all maintenance fees booked as revenue by Legato which are allocable to the Harbor Agent.

3.   OPTION TO LICENSE NETWORKER FOR DSS
     -----------------------------------

     3.1  Option to License. Beginning on the Effective Date and ending on the
          -----------------
date 6 months thereafter, Legato grants Interlink an option to license Networker Software Source Code on the terms described in this Section 3 (the "Option"). To exercise the Option, Interlink must provide written notice of exercise to Legato along with delivery of $[*] as a royalty advance. Such amount may be credited by Interlink against royalties due until recovered in full.

                      [*Confidential Treatment Requested]

     3.2  License Grant. Effective upon exercise of the option, Legato hereby
          -------------
grants to Interlink a non-exclusive, worldwide, perpetual, license, including the right to sublicense, to use, copy and modify the Networker Software Source Code and to integrate portions thereof with other software to create a distributed storage server ("DSS") software product [for the Solaris, AIX, HP-UX, NT and Netware operating environments] (the "Harbor DSS") and to copy and distribute Harbor DSS directly or through distributors. Legato also grants to Interlink a license to copy, modify and distribute the Networker Documentation in connection with the Harbor DSS. Title to the Networker Software and Networker Documentation shall remain with Legato and Legato reserves all rights not expressly granted in this Agreement. If Interlink integrates Networker clients, Interlink will use reasonable efforts to ensure that Harbor DSS is interoperable with standard Networker clients and will create backup tapes using the Legato open tape format.

     3.3 Royalties. Interlink shall pay royalties to Legato equal to [*]% of Net
         ---------
Revenue received by Interlink. Net Revenue means gross monetary receipts booked as revenue by Interlink which are directly attributable to the sale or licensing or other like disposition of the Harbor DSS product net of all taxes, interest and other finance charges paid by customers, customs duties and other governmental charges, transportation, insurance and storage charges, and discounts and less refunds paid in connection with product returns. It is expressly understood that no royalty shall be due or payable in respect of copies of the Harbor DSS distributed or displayed in connection with sales/marketing presentations and demonstrations, tests, evaluation and support or similar non-revenue generating purposes. If requested by Interlink, Legato agrees to review the royalties payable by Interlink when mutual benefit may be achieved in response to special marketing situations.

     3.4 Reporting and Payments. Interlink will provide Legato with quarterly
         ----------------------
reports within 60 days from the end of each calendar quarter setting forth Net Revenues for the previous quarter and a calculation of the royalties due thereon. Payment of the royalties due shall accompany each such report.

     3.5  Audit Rights. During the term of this Agreement, through a mutually
          ------------
acceptable independent auditor, Legato shall have reasonable access to the books and records of Interlink, no more than once every twelve (12) months and upon reasonable notice, for the sole purpose of determining the royalty amounts due under Section 3.3 above. Such audit shall be at Legato's own cost and subject to such auditor agreeing to be bound by the provisions of Section 7, Confidential Information.

     3.6  Harbor DSS Maintenance and Technical Support.
          --------------------------------------------

          (a) Technical Support. Interlink shall provide first level support to
              -----------------
its customers for the Harbor DSS product and will not refer any inquiries directly to Legato. Legato will provide back up support by providing telephone consulting services to Interlink's designated personnel to assist such personnel in resolving problems, obtaining clarification relating to the Networker Software and Networker Documentation, (including use of individual features) and providing assistance regarding suspected defects or errors in the Networker Software or Networker Documentation.

                      [*Confidential Treatment Requested]

Legato services shall be provided during normal working hours five (5) days per week, eight (8) hours per day on PST. Legato will respond to inquiries and requests from Interlink and provide corrections or workarounds within its standard response time guidelines which are attached as Addendum C. Where necessary in Legato's discretion, Legato will provide such support directly to the End User.

          (b) Maintenance. Legato shall continue to provide the maintenance
              -----------
described in Section 2.4 with respect to the Networker Software without any increase in the annual maintenance fee.

     3.7  Technical Training
          ------------------

          (a) Initial Training. Legato shall, as requested by Interlink, furnish
              ----------------
a single two (2) day training class to not more than ten (10) Interlink personnel in the modification and enhancement of the Networker Software. Additionally, Legato shall provide, as requested by Interlink, a single two (2) day training class to not more than ten (10) Interlink personnel in the installation, maintenance and operation of the Networker Software. Such training shall include a sufficiently detailed analysis of the design, structure and architecture of the Networker Software so that such personnel can, in turn, adequately train other Interlink personnel to competently perform such tasks. Each training class shall be of sufficient length to accomplish the competency level described above. Class materials shall be provided at no charge and may be retained by the trainees.

          (b) Update Training. If a major Update to the Networker Software (i.e.
              ---------------
those changes for which Legato offers "differential" training to its own customers) is made by Legato, Legato shall, promptly notify Interlink and as requested by Interlink, provide one (1) training class in installation, maintenance and operation of the Updated Networker Software in accordance with requirements set forth in Section (a) above, for a maximum of ten (10) Interlink personnel.

          (c) Facilities and Expenses. The training to be performed under this
              -----------------------
Section shall be provided at Interlink's designated facility unless Interlink elects to have the training provided at Legato's facilities. If the training is to be performed at Legato's facilities, (i) Legato shall make available for the use of Interlink's personnel, equipment, facilities and other items required for such training and (ii) Interlink shall bear the cost of travel and living expenses of its personnel. If training is to be performed at other than Legato's facilities (or Interlink's facilities), Interlink shall (i) reimburse Legato for travel and living expenses incurred by Legato's personnel to the extent that such expenses are reasonable and arise solely and directly from the training being performed at other than a Legato facility and (ii) make available adequate facilities and equipment reasonably required for such training.

4.   NOTICES
     -------

     4.1  General. All notices contemplated herein shall be sent in writing and
          -------
delivered in person, by certified mail, return receipt required, or by reputable overnight courier service addressed to the other party's Contract Administrator or Technical Administrator at the address indicated below, or as the same may be changed from time to time by notice similarly given. Such notices shall be deemed to be effective, upon delivery if personally delivered, 5 days after deposit in the U.S. mail if sent by certified, return receipt mail or 2 days after delivery to the courier if sent by courier service.

                  For Interlink
                  -------------
                  Contract Administrator
                  Interlink Computer Sciences
                  47370 Fremont Boulevard
                  Fremont, CA 94538
                  Phone:  (510) 657-9800
                  Fax:    (510) 659-6381

                  For Legato
                  ----------
                  Contract Administrator
                  Legato Systems, Inc.
                  3145 Porter Drive
                  Palo Alto, CA 94304
                  Phone:  (415) 812-6000
                  Fax:    (415) 812-6032

     4.2  Technical Administrators. Each party will designate a Technical
          ------------------------
Administrator by July 1, 1996. The Technical Administrators may clarify, explain, provide further details, handle necessary technical matters, implement technical aspects; and develop administrative procedures, but shall have no authority to affect or change any of the terms and conditions of this Agreement.

5.   TERM OF AGREEMENT. The term of this agreement shall commence on the
     -----------------
Effective Date and shall continue for 5 years, with 1 year automatic extensions unless on party notifies the other party in writing at least ninety (90) days prior to the anniversary date of its intent not to renew, or unless terminated or canceled as provided for herein.

6.   CANCELLATION
     ------------

     6.1  Cancellation.
          ------------

          (a) If Legato substantially fails to perform any of its material obligations hereunder and said failure is not corrected within thirty (30) days after delivery of a written notice from Interlink specifying such failure, Interlink shall have the option of either canceling this Agreement for cause or continuing to act under the Agreement but without obligation to pay royalties until Legato cures its failure.

          (b) If Interlink fails to make payment due hereunder and said failure is not corrected within thirty (30) days after delivery of a written notice from Legato specifying such failure, Legato may cancel this Agreement.

     6.2 Survival. Upon expiration or cancellation of this Agreement the
         --------
provisions of Sections 1, 4, 6, 7, 8, 9, 10, 14 and all payment obligations incurred prior to the date of cancellation or expiration, and all end user licenses granted by either party shall survive.

     6.3  Not Exclusive Remedy. The right to cancel this Agreement in accordance
          --------------------
with Section 6.1 is in addition to and shall not limit or prejudice any other right or remedy available under the Agreement, at law or in equity except as provided herein.

7.   CONFIDENTIAL INFORMATION
     ------------------------

     7.1  Definition. Confidential Information shall mean any information
          ----------
which either party may disclose to the other party which is proprietary to the disclosing party and, if it is disclosed in tangible form the disclosing party marks such information as being confidential to it by marking such information as "Proprietary", "Restricted" or "Confidential" or if disclosed verbally will be identified as confidential at the time of disclosure and thereafter confirmed in writing as being confidential.

     7.2  Non-disclosure. Each party shall exercise the same degree of care to
          --------------
avoid the publication or dissemination of the Confidential Information of the other party as it affords to its own Confidential Information of a similar nature which it desires not to be published or disseminated. Confidential Information disclosed under this Agreement shall only be used by the receiving party in the furtherance of this Agreement or the performance of its obligations hereunder.

     7.3  Exceptions. Neither party shall be obligated to protect Confidential
          ----------
Information of the other party which:

          (a) is rightfully received by the receiving party from another party without restriction, or

          (b) is known to or developed by the receiving party independently without use of the Confidential Information, or

          (c) is or becomes generally known to the public by other than a breach of duty hereunder by the receiving party, or

          (d) has been or is hereafter furnished to others without restriction on disclosures.

     7.4  Residuals. Notwithstanding this Section 7, each party shall have the
          ---------
right to exploit and use Residuals for any purpose. "Residuals" shall mean that confidential information which is of general application in nature and not peculiar to the design or specification information provided by either party which is retained by an employee of either party in an intangible form in the normal course of their work, where no effort has been made to retain or memorialize this information in any way, and without further reference to any material that is written, stored in magnetic, electronic or physical form, or otherwise fixed.


     7.5 Scope of Obligation. Nothing contained in this Section 7 or elsewhere
         -------------------
herein, shall be construed as preventing Interlink from marketing or sublicensing the Networker Software and Networker Documentation in the same manner as it may then market or sublicense its other software products, including establishing Source Code escrows for the benefit of its customers. Interlink may disclose certain Legato Confidential Information to End Users to the extent necessary for the purposes of training, operation, maintenance and marketing of the Networker Software; provided, however, that Interlink shall require such End Users to keep confidential any Legato Confidential Information so transferred to the same extent Interlink requires confidentiality with regard to its own confidential information under similar circumstances.

8.   WARRANTY
     --------

     8.1  Title. Legato warrants that it owns the entire right, title and
          -----
interest in and to the Networker Software and Networker Documentation and that the Networker Software and Networker Documentation have not been disclosed to others except under an obligation of confidentiality.

     8.2  No Violation. Legato warrants that it has the right and power to
          ------------
grant the licenses and rights set forth in this Agreement and warrants that the Networker Software and the Networker Documentation do not violate the patents, copyrights, trade secrets, or other proprietary rights of others.

     8.3  Performance Warranty. Legato warrants that (i) the Networker Software,
          --------------------
as supplied, will perform in accordance with its specifications and the documentation listed in Addendum A and the other requirements of this Agreement and (ii) the Networker Documentation accurately describes the features and functionality of the Networker Software.

     8.4  Intellectual Property. Legato warrants that neither the Networker
          ---------------------
Software nor the Networker Documentation are in the public domain. Legato warrants that it has no knowledge of any patents or copyrights which are infringed or may be infringed, or of trade secrets or other proprietary rights of any Third Parties within are or may be misappropriated or violated by the using, making, copying, licensing, or distributing of the Networker Software or Networker Documentation.

     8.5  Employees. Legato warrants that it has agreements with its employees
          ---------
which are sufficient for the fulfillment of Legato's obligations pursuant to this Agreement.

     8.6 Disclaimer. EXCEPT AS EXPRESSLY STATED HEREIN, NEITHER PARTY HAS MADE
         ----------
ANY WARRANTIES OR REPRESENTATION, EXPRESS OR IMPLIED BY OPERATION OF LAW OR OTHERWISE, CONCERNING THE SOFTWARE TO BE

PROVIDED HEREUNDER, THE SCOPE OR DURATION OF ANY MARKETING EFFORT OR THE
SUCCESS OF ANY SUCH EFFORT, WRITTEN OR ORAL, AS AN INDUCEMENT TO ENTERING INTO THIS AGREEMENT. EACH PARTY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.   LIMITATION OF LIABILITY. EXCEPT AS PROVIDED IN SECTION 10, INFRINGEMENT/
     -----------------------
INDEMNITY, NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.  INFRINGEMENT/INDEMNITY. Legato agrees to indemnify and hold harmless
     ----------------------
Interlink and its End Users from any claim, liability, damage or expense including but not limited to legal expenses of whatever kind for, or on account of, patent infringement, copyright infringement, misappropriation of trade secrets or violation of other proprietary rights in connection with or relating to the use, performance, reproduction, translation, distribution, licensing or other disposition of the Networker Software or Networker Documentation. Legato agrees to defend or settle at Legato's expense, all suits or proceedings arising out of any of the foregoing; provided, however, that Interlink shall give Legato prompt written notice of all such claims. Interlink, at its own expense, shall have the right to participate in Legato's defense of any such action through Interlink's own counsel. In the event that Legato fails, after notice, to adequately defend or settle any action which it is obligated to defend or settle under this Section 10 Interlink shall have the right of prosecuting and defending such action or actions and to collect such costs and expenses (including attorneys' fees) from Legato and shall further have the right to charge Legato with any and all awards or damages and court costs in such action or actions and to collect such awards, damages and court costs from Legato. If the Networker Software or Networker Documentation is held to be an infringement or misappropriation for which Interlink is indemnified by Legato, and its use is enjoined, Legato shall, at Legato's option and expense, either:

     (a) procure for Interlink the right to continue to utilize the Networker Software and Networker Documentation pursuant to the license granted herein, or

     (b) replace or modify it in such a way that it will not continue to constitute an infringement or misappropriation.

     Legato will not be liable under this Section 10 if the Software or Documentation has been modified by any of the parties indemnified hereunder and such modification is solely the cause of any such infringement or misappropriation unless such modifications were made in accordance with Legato's instructions.

11.  TRADEMARKS AND TRADE NAMES. Legato is authorized to use the mark "Harbor"
     ---------------------------
in connection with its distribution of the Harbor Agent. Interlink may use the mark "Networker" in connection with distributing the Harbor DSS. Use by each party of the other's mark shall be in accordance with the owning party's trademark usage guidelines.

12.  FORCE MAJEURE. Neither Interlink nor Legato shall be liable to the other
     -------------
for delays in the performance of or completion of this Agreement if such delay is caused by strikes, riots, wars, government regulations, acts of God, fire, flood or other similar causes beyond its control; provided, however, if such delay exceeds 120 days, the other party shall have the option, exercisable by written notice, to terminate this Agreement, in which case the licenses granted hereunder shall survive.

13.  ASSIGNMENT. All the terms and conditions of this Agreement shall be binding
     ----------
upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Except as specifically stated in this Agreement, neither this Agreement nor any of the rights, interests or obligations of either party shall be assigned or delegated without the prior written consent of the other party which shall not unreasonably withhold its consent, except that such consent shall not be required in connection with a merger or sale of assets of a party relating to the subject matter of this Agreement. Any unauthorized assignment or delegation shall be null and void.

14.  GENERAL PROVISIONS
     ------------------

     14.1  Governing Law. This Agreement shall be construed, governed and
           -------------
interpreted in accordance with the laws, but not the rules relating to the choice of law, of the State of California.

     14.2  Guarantee. Each party hereby fully guarantees the performance of
           ---------
this Agreement by its Affiliates and Subsidiaries which exercise any rights hereunder.

     14.3  Captions/Headings. The captions and headings of the Sections and
           -----------------
paragraphs contained herein have been inserted for the convenience of the parties and shall not be construed as a part of or as modifying any provisions of this Agreement.

     14.4 Waiver. The failure of either party to insist, in any one or more
          ------
instance, upon the performance of any of the terms, covenants or conditions of this Agreement or to exercise any right hereunder, shall not be construed as a waiver of the future performance of any such term, covenant or condition or the future exercise of such right.

     14.5  Severability. If any court should find any particular provision of
           ------------
this Agreement void, illegal, or unenforceable, then that provision shall be regarded as stricken from this Agreement and the remainder of this Agreement shall remain in full force and effect and the parties shall negotiate a substitute provision which most nearly effects the intent of the stricken provision.

     14.6  Independent Contractors. It is agreed that the relationship
           -----------------------
between the parties is that of independent contractors and nothing contained in this Agreement shall be construed or implied to create the relationship of partners, joint ventures agent and principal, employer and employee, or any other relationship other than that of independent contractors. At no time shall either party make any commitments or incur any charges or expenses for or in the name of the other party.

     14.7  Right to Develop Independently. Legato understands and acknowledges
           ------------------------------
that Interlink is in the business of developing products generally based upon the same computer software, tools, knowledge base and look and feel as the Networker Software and Legato agrees that nothing in this Agreement will impair Interlink's right to develop for itself or others, acquire or license to other parties, computer software substantially similar to, or performing the same or similar functions as, the Networker Software subject to Interlink's obligations under Section 7 (Confidential Information).


     14.8  Conflict of Interest. Legato agrees that it will not engage directly
           --------------------
or indirectly either for itself, or with or for any other person or corporation in any work or undertaking which shall conflict with or create any legal impediment against Legato's performance or obligations under this Agreement and the rights and licenses granted to Interlink hereunder. Legato represents that there is no such present conflict of interest nor any such legal impediment.

     14.9  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which together shall constitute one and the same instrument.

     14.10  Publicity. Legato shall not, except as may be required by law or
            ---------
federal regulation, or except with the prior written permission of Interlink, publicly advertise this Agreement or disclose its contents.

     14.11  Risk of Loss. Until such time as any deliverable items are in
            ------------
Interlink's possession, all risk of loss shall be Legato's.

     14.12  Personal Injury/Property Damage. Each party (the "Indemnifying
            -------------------------------
Party") shall hold harmless the other party from any claim by a Third Party of personal injury or property damage arising solely from any grossly negligent act or omission of the Indemnifying Party.

     14.13  Notice of Delay. Whenever any occurrence (e.g., an event of
            ---------------
Force Majeure or a filing under a bankruptcy law) is delaying or threatens to delay Legato's timely performance under this Agreement, it will promptly give notice thereof, including all relevant information to the other party.

     14.14  Compliance with Law. The parties shall in the performance of this
            -------------------
Agreement comply with all applicable laws, executive orders, regulations, ordinances, rules, proclamations, demands and requisitions of national governments or of any state, local or other government authority which may now or hereafter govern performance hereunder including all laws executive orders, regulations, ordinances, rules and proclamations regarding Equal Employment Opportunity and exporting of technology.

     14.15  Addenda/Attachments. All Addenda, attachments and other documents
            -------------------
referred to in this Agreement and any documents referenced in such Addenda, attachments and other documents and other documents are hereby incorporated in and made a part of this Agreement.

     14.16 Entire Agreement. This Agreement constitutes the entire agreement
           ----------------
between the parties with respect to the subject matter hereof and shall supersede all previous proposals, negotiations, representations, commitments, writings, agreements and other communications, both oral and written, between the parties. This Agreement may not be released, discharged, changed or modified except by an instrument in writing signed by a duly authorized representative of each of the parties.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto, as of the Effective Date.

LEGATO SYSTEMS, INC.                       INTERLINK COMPUTER SCIENCES

By: /s/ LOUIS COLE                         By: /s/ CHARLES W. JEPSON
    -------------------------                  ---------------------------
          Louis Cole                                 Charles W. Jepson
    -------------------------                  ---------------------------
        (Printed Name)                               (Printed Name)

           President                                  President & CEO
    -------------------------                  ---------------------------
            (Title)                                        (Title)

Date:       May 10, 1996                   Date:      May 13, 1996
     -------------------------                  --------------------------

                           SOFTWARE LICENSE AGREEMENT
                                   ADDENDUM A
                                 SPECIFICATIONS
                      NETWORKER SOFTWARE AND DOCUMENTATION


1.    SOFTWARE

      Legato NetWorker version 4.2 for Unix and NT, and version 4.0 for Netware.

II.   RELATED DOCUMENTATION

      A.  NetWorker internals manual

      B. User Guide Installation & Maintenance Guide and Administration Guide in either Postscript or Frame format.

      C.  Marketing Literature

                          SOFTWARE LICENSE AGREEMENT
                                  ADDENDUM B
                     INTERLINK'S RESPONSE TIME GUIDELINES

                       HARBOR'S RESPONSE TIME GUIDELINES

DEFINITIONS

Acknowledgement: consists of the notification by Interlink to Legato of acceptance of the reported problem.

Fix: consists of the completion of all activities necessary to resolve a problem occurrence, including a patch, a workaround, a new release, or notification to Legato of "no problem found" (works as designed).

Final resolution: consists of final correction, including updates or new release and revised or new documentation as necessary.

PROBLEM SEVERITY

Problems are classified, responded to and escalated using these guidelines:

SEVERITY 1:  Customer is unable to use HARBOR at the host or is unable to restore data.

SEVERITY 2:  Customer is encountering performance, security, install, major host or major client problems.

SEVERITY 3:  Customer is encountering minor host problems or multiple client problems.

SEVERITY 4:  Low priority problem or acceptable workaround is available.

SEVERITY 5:  Problem is very low priority, requires only documentation changes or a significant development effort is required.

RESPONSE TIME TARGETS

                  Acknowledge              Fix               Final Resolution
                ----------------      --------------        ------------------
Severity 1      2 business hours      1 business day        Next release
Severity 2      4 business hours      5 business days       Next release
Severity 3      1 business day        30 days               Next major release
Severity 4      1 business day            N/A                      N/A
Severity 5      1 business day            N/A                      N/A

                          SOFTWARE LICENSE AGREEMENT
                                  ADDENDUM C
                       LEGATO'S RESPONSE TIME GUIDELINES



Definitions
- -----------

Acknowledgement: consists of the notification of acceptance by Legato to Interlink of the reported problem.

Fix: consists of the completion of all activities necessary to resolve a problem occurrence, including a patch, a workaround, a new release, or notification to Interlink of "no problem found" (works as designed).

Final resolution: consists of final correction, including updates or new release and revised or new documentation as necessary.

Problem Severity
- ----------------

P1: Data lost or corrupted, or the operation of the system is interrupted and no workaround is available,

P2:  Critical function in inoperable and no workaround is available.

P3: Errors do not impact a critical function, or errors impact a critical function but a workaround is available.

P4: Minor problems that do not impact function of the system, or have a very low frequency.

RFE: Request for enhancement to the product.

Response Time Targets
- ---------------------

            Acknowledge         Fix          Final Resolution
            -----------        -------       ------------------

P1            2 hours          1 day         next release

P2            4 hours          5 days        next release

P3            1 day            30 days       next major release

P4            1 day            n/a           n/a

RFE           1 day            n/a           n/a